Exhibit 10.23

INVESTMENT AGREEMENT

This Investment Agreement (this “Agreement”) is made and entered as of September 9, 2014 (the “Effective Date”) by and between Lightlake Therapeutics Inc., a Nevada corporation (the “Company”), and Potomac Construction Limited (the “Investor”).

WHEREAS, the Company is developing a naloxone hydrochloride nasal spray for the emergency reversal of heroin or opioid overdose, which naloxone hydrochloride nasal spray entered into an initial trial during H2 2013 that was sponsored by the National Institutes of Health (the “Product”);

WHEREAS, the Investor has agreed to invest Five Hundred Thousand Dollars (US$500,000.00) (the “Investment”), which funds may be used for any Company purpose at the discretion of the Company, which use may include, but is not limited to, the research, development, marketing, and any other commercialization activities connected to the Product (the “Investment”); and

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WHEREAS, the Company has agreed to assign the Investor the right to receive a certain amount of the financial return produced by the Product;

NOW THEREFORE, with reference to the foregoing facts, the Company and the Investor agree as follows:

1.	Investment and Interest Assignment.

1.1         The Investor shall promptly make the Investment into the Company, which funds may be used for any Company purpose at the discretion of the Company. In connection with the Investment, the Company hereby agrees to assign the Investor the right to receive, pro rata, 98/100ths of one percent (0.98%) of the net profit generated from the Product in perpetuity from the Effective Date (the “Interest”). “Net profit” shall be defined as the pre-tax profits generated from the Product after the deduction of all expenses incurred by and payments made by the Company in connection with the Product, including but not limited to an allocation of Company overhead based on the proportionate time, expenses and resources devoted by Company to Product-related activities, which allocation shall be determined in good faith by the Company (the “Net Profit”).

1.2         Notwithstanding any other provisions of this Agreement, from the Effective Date until four (4) years from the date of the Investment, the Company shall have the right to buyback the Interest or any portion of the Interest from the Investor by providing written or electronic notice to the Investor. Any such notice shall include the percentage amount of the Interest to be bought back by the Company, and such notice shall also include the dollar amount invested by the Investor that equals the percentage amount of the Interest to be bought back by the Company based on a rate of 98/100ths of one percent (0.98%) per Five Hundred Thousand Dollars (US$500,000.00) of investment (the “Buyback Amount”). In the event that such notice is provided within two and one half (2½) years of the date of the Investment, then the Company shall pay the Investor two (2) times the Buyback Amount within ten (10) business days of providing such notice. In the event that such notice is provided after two and one half (2½) years from the date of the Investment and no later than four (4) years from the date of the Investment, then the Company shall pay the Investor three and one half (3½) times the Buyback Amount within ten (10) business days of providing such notice. Upon the Company’s paying to the Investor the Buyback Amount with respect to the Interest or any portion of the Interest, such Interest or portion of the Interest, as appropriate, shall be deemed either extinguished or transferred or sold back to the Company, at the Company’s direction, and have no further legal effect and the Investor shall have no rights with respect to such amount of Interest bought back by the Company.

2.	Net Profit Audits, Updates, Distributions and Other Transactions.

2.1         The Company shall provide the Investor with an annual audit of Net Profits (the “Audit”), which Audit shall be completed after the end of each calendar year.  Notwithstanding the foregoing, this Paragraph 2.1 shall not be applicable until the Product generates Net Profit.

2.2         After the end of each quarter of the calendar year, the Company shall provide the Investor with a written or electronic update with respect to the status of the Product. If the Product generates Net Profit, then the Company shall also provide the Investor with a written or electronic statement of the estimated Net Profit represented by the Interest.

3.3         After the end of each of the first three quarters of the calendar year, the Company shall distribute to the Investor eighty percent (80%) of such calendar quarter’s Net Profits represented by the Interest, which amount shall be estimated in good faith by the Company. Upon the completion of the Audit for such calendar year, the Company shall distribute to the Investor the Net Profits represented by the Interest for the fourth quarter of the calendar year. In the event that the Audit for such calendar year determines the Net Profits represented by the Interest for the first three quarters of the calendar year (the “Audited NP”) to be greater than the estimated Net Profits represented by the Interest actually paid to the Investor for the first three calendar quarters (the “Estimated NP”), then the Company shall distribute to the Investor the difference between the Audited NP and the Estimated NP. In the event that the Audit for such calendar year determines the Audited NP to be less than the Estimated NP, then the Company shall deduct the difference between the Estimated NP and the Audited NP from the distribution for the fourth quarter of such calendar year and, if required, each following distribution until such amount is fully deducted.

3.4         In the event that the Product is sold by the Company, then the Investor shall receive 98/100ths of one percent (0.98%) of the net proceeds of such sale, pro rata, and in the form of such net proceeds, after the deduction of all expenses and costs related to such sale. In the event that the Company is sold, then the Company shall engage an independent financial or accounting firm to determine the fair value of the Company which is directly attributable to the Product and the Investor shall receive 98/100ths of one percent (0.98%) of such amount after the deduction of all expenses and costs related to such sale. All other material transactions involving the Product not addressed herein shall be addressed in good faith by the Company and the Investor.

3.	Option to Exchange Interest for Common Stock.

3.1         If the Product is not introduced to the market within twenty-four (24) months after the Effective Date, then the Investor shall have the option to receive five million (5,000,000) shares of the Company’s common stock, par value $0.001 per share (the “Shares”) in lieu of the Interest (the “Option”).

3.2         In the event that the Product is not approved by the U.S. Food and Drug Administration or an equivalent body in Europe for marketing and the Product is not actually marketed within twenty-four (24) months after the Effective Date, then the Investor shall have sixty (60) calendar days to provide written notice to the Company that the Investor intends to exercise the Option. The Investor shall waive their rights to the Option if the Investor fails to provide sixty (60) calendar days written notice to the Company of its intent to exercise the Option within such sixty (60) calendar days. If the Investor exercises the Option, then the Investor shall waive all rights to the Interest and receive fully paid and non-assessable Shares.

4.	Representations and Warranties of the Company.

The Company represents and warrants to the Purchaser that:

4.1         The Company is a public company duly organized, validly existing and in good standing under the laws of Nevada and has all requisite power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and as proposed to be conducted.

4.2         This Agreement has been duly executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally, or the availability of equitable remedies.

5.	Representations, Warranties and Agreements of Investor.

The Investor represents and warrants to, and agrees with, the Company as follows:

5.1         Acquisition for Investment. In the event that the Investor exercises the Option and receives Shares, the Investor is acquiring the Shares solely for its own account for the purpose of investment and not with a view to or for sale in connection with distribution. In the event that the Investor exercises the Option and receives Shares, the Investor does not have a present intention to sell the Shares, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of the Shares to or through any person or entity. The Investor acknowledges that it is able to bear the financial risks associated with an investment in the Shares and in the Company and that it has been given full access to such records of the Company and the subsidiaries and to the officers of the Company and the subsidiaries and received such information as it has deemed necessary or appropriate to conduct its due diligence investigation and has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company’s stage of development so as to be able to evaluate the risks and merits of its investment in the Company.

5.2         Information on Investor. Investor is, and will be on the Effective Date, an “accredited investor,” as such term is defined in Regulation D promulgated by the Commission under the 1933 Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased shares of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Investor to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. The Investor has the authority and is duly and legally qualified to purchase and own the Shares. The Investor is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof. The information set forth on the signature page hereto regarding the Investor is accurate.

5.3         Opportunities for Additional Information. The Investor acknowledges that the Investor has not received any information from the Company regarding this Investment. The Investor has the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of the Company concerning the financial and other affairs of the Company. The Investor has not asked such questions from the Company and is making its own decision without input and the Investor desires to invest in the Company.

5.4         No General Solicitation. The Investor acknowledges that the Shares were not offered to the Investor by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which the Investor was invited by any of the foregoing means of communications.

5.5         Rule 144. The Shares may not be offered for sale, sold, assigned or transferred unless such Shares are registered under the Shares Act or an exemption from registration is available. The Investor acknowledges that the Investor is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Shares Act (“Rule 144”), and that such person has been advised that Rule 144 permits resales only under certain circumstances.

5.6         No Guarantee of Success. The Investor acknowledges that this is a speculative investment involving a high degree of risk and that there is no guarantee of success or that the Investor will realize any gain from this investment, and the Investor could lose the total amount of its investment.

5.7         Legends. The Investor hereby agrees with the Company that the Shares will bear the following legend or one that is substantially similar to the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SHARES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SHARES LAWS AND NEITHER SUCH SHARES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SHARES ACT AND APPLICABLE STATE SHARES LAWS OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SHARES ACT AND APPLICABLE STATE SHARES LAWS, IN WHICH CASE THE INVESTOR MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SHARES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SHARES ACT AND APPLICABLE STATE SHARES LAWS.

6.	Miscellaneous.

6.1         Notices.  All notices, requests, demands and other communications (collectively, “Notices”) given pursuant to this Agreement shall be electronic or in writing, and shall be delivered by email or by personal service, courier, facsimile transmission or by United States first class, registered or certified mail, postage prepaid, addressed to the party at the address set forth on the signature page to this Agreement.  Any Notice, other than a Notice sent by registered or certified mail, shall be effective when received; a Notice sent by registered or certified mail, postage prepaid return receipt requested, shall be effective on the earlier of when received or the fifth day following deposit in the United States mails.  Any party may from time to time change its address for further Notices hereunder by giving notice to the other party in the manner prescribed in this Section. Notwithstanding the foregoing, the Company may send the information set forth in Paragraphs 2.1 and 2.2 via email.

6.2         Entire Agreement.  This Agreement contains the sole and entire agreement and understanding of the parties with respect to the entire subject matter of this Agreement, and any and all prior discussions, negotiations, commitments and understandings, whether oral or otherwise, related to the subject matter of this Agreement are hereby merged herein.

6.3         Successors.  This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors, heirs and personal representatives.

6.4         Waiver and Amendment.  No provision of this Agreement may be waived unless in writing signed by all the parties to this Agreement, and waiver of any one provision of this Agreement shall not be deemed to be a waiver of any other provision.  This Agreement may be amended only by a written agreement executed by all of the parties to this Agreement.

6.4         Governing Law.  This Agreement shall be construed in accordance with the laws of the State of Nevada without giving effect to the principles of conflicts of law thereof.

6.5         Captions.  The various captions of this Agreement are for reference only and shall not be considered or referred to in resolving questions of interpretation of this Agreement.

6.6         Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by email delivery of a “pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “pdf” signature page were an original thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Investor have duly executed this Agreement as of the day and year first above written.

LIGHTLAKE THERAPEUTICS INC.		POTOMAC CONSTRUCTION LIMITED

By:	/s/ Kevin Pollack	By:	/s/ Jerry Krueger

Its:	Chief Financial Officer	Its:	President

Address: 86 Gloucester Place, Ground Floor Suite	Address: 3089 Bathurst Street Suite 205A

London, W1U 6HP, UK	Toronto, Ontario M6A 2A4 Canada

Attn: Dr. Roger Crystal	Attn: Jerry Krueger

Tel.: +44 7812 204 170	Tel:

Email: roger.crystal@lightlaketherapeutics.com	Email: